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Federated Hermes Adviser Series

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Federated Hermes, Inc. and Horizon Advisers announce agreement to transition approximately $568 million in equity and fixed-income fund assets

(PITTSBURGH, Pa., April 26, 2021) — Federated Hermes, Inc. (NYSE: FHI), a global leader in active, responsible investing, announced that it reached an agreement to acquire certain investment management related assets of Horizon Advisers and reorganize the portfolios of all nine Hancock Horizon mutual funds into comparable Federated Hermes mutual funds. Through the agreement, approximately $568 million1 in seven equity and two municipal bond funds will transition to one new and six existing much larger Federated Hermes mutual funds with comparable investment objectives and strategies (see page 2 for a list of funds). Horizon Advisers, an unincorporated division of Hancock Whitney Bank, serves as investment advisor to the Hancock Horizon Funds.

A similar transaction was completed in 2017, when three Hancock Horizon mutual funds were reorganized into comparable Federated Hermes mutual funds. “Federated Hermes is experienced in managing these types of transactions and has a history of providing investment solutions for a variety of market conditions,” said Chief Investment Officer for Horizon Advisers David Lundgren. “We at Hancock Advisers are confident in our selection of Federated Hermes as a partner in this transaction, and their actively managed funds serve as a sensible new home to these assets. We also believe that as other shareholders of these nine funds learn about the Federated Hermes mutual funds and focus on their own financial goals and objectives, they will benefit from the opportunity to access Federated Hermes’ range of strategies.”

The board of directors of Federated Hermes, Inc., the boards of directors/trustees of the Federated Hermes Funds and the board of trustees of the Hancock Horizon Funds have approved the transaction and related reorganizations, which are now subject to the approval by shareholders of the Hancock Horizon Funds. Completion of these transactions also is subject to certain regulatory approvals and other customary conditions. The Hancock Horizon shareholder meetings to approve the transitions are tentatively scheduled for September 2021, and the transactions are expected to be completed shortly thereafter.

“Federated Hermes aims to provide solid product performance through a range of compelling active, responsible investment offerings and superior client service,” said Joe Machi, director of alliances at Federated Hermes. “As the investment management landscape evolves, firms approach us about opportunities for business transactions that can help them meet their firm’s strategic goals and benefit their shareholders, fund shareholders and clients. We continue to look for opportunities with insurers, banks, broker-dealers and investment advisors as they evaluate their long-term plans.”

The agreement involves the following fund assets:

Hancock Horizon funds	Net assets (in millions)*	Federated Hermes funds	Net assets (in millions)*
Hancock Horizon Burkenroad Small Cap Fund	$140	Federated Hermes MDT Small Cap Core Fund	$951
Hancock Horizon Diversified Income Fund	$34	Federated Hermes Capital Income Fund	$1,000
Hancock Horizon Diversified International Fund	$230	Federated Hermes International Leaders Fund	$1,059
Hancock Horizon Dynamic Asset Allocation Fund	$20	Federated Hermes Global Allocation Fund	$405
Hancock Horizon International Small Cap Fund	$30	Federated Hermes International Small-Mid Company Fund	$169
Hancock Horizon Louisiana Tax- Free Income Fund	$6	Federated Hermes Municipal Bond Fund, Inc.	$323
Hancock Horizon Microcap Fund	$14	Federated Hermes MDT Small Cap Core Fund	$951
Hancock Horizon Mississippi Tax- Free Income Fund	$12	Federated Hermes Municipal Bond Fund, Inc.	$323
Hancock Horizon Quantitative Long/Short Fund	$83	Federated Hermes MDT Market Neutral Fund	**

*As of March 31, 2021

** Federated Hermes MDT Market Neutral Fund is subject to registration. Fund will not be offered until it is effective and the reorganization is completed. The Federated Hermes MDT team has managed the market neutral strategy in a private fund context for more than 20 years.

Federated Hermes, Inc. is a leading global investment manager with $619.4 billion in assets under management as of Dec. 31, 2020. Guided by our conviction that responsible investing is the best way to create wealth over the long term, our investment solutions span equity, fixed-income, alternative/private markets, multi-asset and liquidity management strategies. Providing world-class active investment management and engagement services to more than 11,000 institutions and intermediaries, our clients include corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Headquartered in Pittsburgh, Federated Hermes’ more than 1,900 employees include those in London, New York, Boston and offices worldwide. For more information, visit FederatedHermes.com.

Horizon Advisers is an unincorporated division of Hancock Whitney Bank (established 1899), which is a wholly owned subsidiary of Hancock Whitney Corporation. Hancock Whitney Bank manages assets for institutional and high net worth clients including pension plans, endowments, foundations, government entities, corporations, trusts and estates. For more information, visit hancockhorizon.com.

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1As of March 31, 2021

Certain statements in this press release, such as those related to the structure of the transaction, asset transition levels, future transaction prospects for Federated Hermes, the meeting or closing dates of the transaction and performance objectives, constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Other risks and uncertainties include the possibility that Federated Hermes does not successfully complete the acquisition or completes the transaction in a manner or timetable different from that described above, as well as the risk factors discussed in the company’s annual and quarterly reports as filed with the Securities and Exchange Commission. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

Federated Securities Corp. is distributor of the Federated Hermes funds.

Investors should carefully consider each fund's investment objectives, risks, charges and expenses before investing. To obtain a summary prospectus or prospectus containing this and other information, contact Federated Hermes or view the prospectus provided at FederatedInvestors.com. Please carefully read the summary prospectus or prospectus before investing.

A prospectus/proxy statement with respect to the proposed transaction will be mailed to shareholders of the Hancock Horizon Funds and filed with the Securities and Exchange Commission (SEC). The SEC has not approved or disapproved these fund securities or passed upon the adequacy of the fund’s prospectus/proxy statement. Any representation to the contrary is a criminal offense. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed fund prospectus/proxy statement will be included in, or incorporated into, the prospectus/proxy statement that the funds intend to file with the SEC. The foregoing does not constitute an offering of any securities for sale. This press release mentions certain reorganization, which, if approved by fund shareholders, would be conducted pursuant to an agreement and plan of reorganization. The prospectus/proxy statement will constitute neither an offer to sell securities, nor will it constitute a solicitation of an offer to buy securities, in any state where such offer or sale is not permitted.

Investors are urged to read the prospectus/proxy statement because it contains important information. The prospectus/proxy statement and other relevant documents will be available free of charge on the SEC’s Web site at www.sec.gov or by calling 1-800-341-7400.

MEDIA:	MEDIA:	ANALYSTS:
Ed Costello 412-288-7538	Meghan McAndrew 412-288-8103	Ray Hanley 412-288-1920